As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IONQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2992192
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4505 Campus Drive College Park, MD	20740
(Address of principal executive offices)	(Zip Code)

IonQ, Inc. 2021 Equity Incentive Plan

(Full title of the plans)

Laurie Babinski

General Counsel

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

(301) 298-7997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Jaime L. Chase

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, IonQ, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 12,947,703 shares of common stock under the IonQ, Inc. 2021 Equity Incentive Plan, pursuant to the provisions of such plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under such plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated by reference into this Registration Statement:

(i)	the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-261737), previously filed with the Commission on December 17, 2021;

(ii)

the Registrant’s Annual Report on Form 10-K (File No. 001-39694) for the fiscal year ended December 31, 2021, filed with the Commission on March 28, 2022, as amended by the Annual Report on Form 10-K/A filed with the Commission on March 29, 2022;

(iii)	the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39694) for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the Commission on May 16, 2022 and August 15, 2022;

(iv)	the Registrant’s Current Report on Form 8-K (File No. 001-39694), filed with the Commission on May 26, 2022 and July 21, 2022; and

(v)

the description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A (File No. 001-39694), filed with the Commission on November 10, 2020 under the Exchange Act of 1934, as amended (the “Exchange Act”), as well as any additional amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of IonQ, Inc.	Form 8-K	001-39694	3.1	October 4, 2021

3.2	Amended and Restated Bylaws of IonQ, Inc.	Form 8-K	001-39694	3.2	October 4, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1	2021 Equity Incentive Plan.	Form 8-K	001-39694	10.16	October 4, 2021

99.2	Forms of Option Grant Notice and Option Agreement under 2021 Equity Incentive Plan.	Form 8-K	001-39694	10.17	October 4, 2021

99.3	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	Form 10-Q	001-39694	10.1	August 15, 2022

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of College Park, State of Maryland, on this 15th day of August, 2022.

IONQ, INC.

By:	/s/ Peter Chapman
Peter Chapman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Kramer and Laurie Babinski, and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter Chapman	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2022
Peter Chapman

/s/ Thomas Kramer	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2022
Thomas Kramer

/s/ Craig Barratt	Chairman of the Board of Directors	August 15, 2022
Craig Barratt

/s/ Ronald Bernal	Director	August 15, 2022
Ronald Bernal

/s/ Blake Byers	Director	August 15, 2022
Blake Byers

/s/ Kathryn Chou	Director	August 15, 2022
Kathryn Chou

/s/ Niccolo de Masi	Director	August 15, 2022
Niccolo de Masi

/s/ Jungsang Kim	Co-Founder, Chief Technology Officer and Director	August 15, 2022
Jungsang Kim

/s/ Inder M. Singh	Director	August 15, 2022
Inder M. Singh

/s/ Harry You	Director	August 15, 2022
Harry You